UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2026
VIATRIS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.
On February 26, 2026, Viatris Inc. (“Viatris” or the “Company”) issued a press release reporting the Company's financial results for the period ended December 31, 2025 and announcing 2026 guidance. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.
In 2025, Viatris initiated an enterprise-wide strategic review (“EWSR”) to enable the Company to build a more focused, efficient and future-ready organization and position the Company for sustained growth beginning in 2026. On February 26, 2026, the Company announced the results of its EWSR, and as a part of the review, committed to and began implementation of certain restructuring activities. These restructuring activities are expected to optimize the Company’s commercial capabilities, enabling functions, R&D, medical affairs and regulatory activities, and sourcing, manufacturing and supply chain activities, including inventory optimization. As a result, the Company expects a global workforce reduction of up to approximately 10%. The Company anticipates that these restructuring activities, as well as associated costs and savings, will be completed primarily over the next three years.

The Company expects to record charges for costs associated with the restructuring activities of the EWSR. For the committed restructuring activities, the Company expects to incur total pre-tax charges ranging between $700 million and $850 million. Such charges are expected to include between $50 million and $100 million of non-cash charges mainly related to accelerated depreciation and asset impairment charges, including inventory write-offs. The remaining estimated cash costs of between $650 million and $750 million are expected to be primarily related to severance and employee benefits expense, as well as other costs, including those related to contract terminations, vendor consolidations, product transfer costs and network related simplification and modernization costs. In addition, management believes the potential savings related to these committed restructuring activities will be between $600 million and $700 million once fully implemented, with most of these savings expected to improve operating cash flow.

As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report if charges and future cash costs differ materially from current estimates.

Item 8.01 Other Events.
As previously announced, Viatris will host a conference call and live webcast today at 8:30 a.m. ET to review the Company's financial results for the fourth quarter and full year 2025.

Forward-Looking Statements.

This report includes statements that constitute “forward-looking statements” regarding the expected financial performance of Viatris and its strategic and operational plans, including statements regarding Viatris initiated an EWSR to enable the Company to build a more focused, efficient and future-ready organization and position the Company for sustained growth beginning in 2026; the Company committed to and began implementation of certain restructuring activities; these restructuring activities are expected to optimize the Company’s commercial capabilities, enabling functions, R&D, medical affairs and regulatory activities, and sourcing, manufacturing and supply chain activities, including inventory optimization; the Company expects a global workforce reduction of up to approximately 10%; the Company anticipates that these restructuring activities, as well as associated costs and savings, will be completed primarily over the next three years; and information about the restructuring activities, including the timeline for completion of the restructuring activities and anticipated charges, cash payments, and potential annual savings and other benefits. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: any regulatory, legal, or other impediments to Viatris’ ability to execute on its enterprise wide-strategic review and related restructuring activities, and any other risks detailed in Viatris’ filings with the U.S. Securities and Exchange Commission. Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

Date:	February 26, 2026	By:	/s/ THEODORA MISTRAS
Theodora Mistras Chief Financial Officer